                                             AS FILED PURSUANT TO RULE 424(b)(5)
                                                UNDER THE SECURITIES ACT OF 1933
                                                     REGISTRATION NO. 333-103821



SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED DECEMBER 26, 2003

(TO PROSPECTUS DATED JUNE 24, 2003)

                                  $257,440,204
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

               ALTERNATIVE LOAN TRUST RESECURITIZATION 2003-23T2R
                                     ISSUER

          RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2003-61R
                            ------------------------

This Supplement revises the Prospectus Supplement dated December 26, 2003 to the Prospectus dated June 24, 2003 with respect to the above captioned series of certificates.

1.  DESCRIPTION OF THE OFFERED CERTIFICATES:

    a. Notwithstanding the information set forth in the Prospectus Supplement, Alternative Loan Trust Resecuritization 2003-23T2R is issuing the following classes of offered certificates, each of which is offered by the Prospectus Supplement and the Prospectus, as supplemented by this
        Supplement:

------------------------------------------------------------------------------------------------------------------------------
                        INITIAL CLASS         PASS-THROUGH                              INITIAL CLASS         PASS-THROUGH
                     CERTIFICATE BALANCE          RATE                               CERTIFICATE BALANCE          RATE
------------------------------------------------------------------------------------------------------------------------------
 Class A-1            $      79,531,334           4.25%         Class A-7             $       1,250,000            N/A
------------------------------------------------------------------------------------------------------------------------------
 Class A-2            $      30,000,000         Variable        Class A-8             $       4,850,000           6.00%
------------------------------------------------------------------------------------------------------------------------------
 Class A-3            $      43,705,666         Variable        Class A-9             $       2,775,000           5.50%
------------------------------------------------------------------------------------------------------------------------------
 Class A-4                          N/A         Variable        Class A-10            $      25,000,000           5.50%
------------------------------------------------------------------------------------------------------------------------------
 Class A-5            $      56,428,104           5.50%         Class A-11            $       8,900,000           6.00%
------------------------------------------------------------------------------------------------------------------------------
 Class A-6            $       5,000,000           5.50%         Class A-R             $             100           5.50%
------------------------------------------------------------------------------------------------------------------------------

    b. The following information is added to the chart set forth on page S-3 of the Prospectus Supplement:

-------------------------------------------------------------------------------------------------------------------
           CLASS                     S&P RATINGS                MOODY'S RATINGS                    TYPE
-------------------------------------------------------------------------------------------------------------------
         Class A-11                      AAA                          Aaa                    Senior/Companion
-------------------------------------------------------------------------------------------------------------------

2.  MINIMUM DENOMINATIONS OF THE CLASSES OF OFFERED CERTIFICATES

    Notwithstanding the fourth and fifth sentences of the first paragraph under "Description of the Certificates -- Book-Entry Certificates" on page S-16 the Prospectus Supplement, investors may hold the beneficial interests in the book-entry certificates (other than the Class A-6, Class A-8 and Class A-11 Certificates) in minimum denominations representing an original principal amount or original notional amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-6, Class A-8 and Class A-11 Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

3.  PAYMENTS OF PRINCIPAL TO THE CLASSES OF OFFERED CERTIFICATES

    Rule 6. under "Description of the Certificates -- Principal" is revised to read as follows:

        6. concurrently, (x) 8.3333333333% to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero, and (y) 91.6666666667% sequentially, to the Class A-8 and Class A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                            BEAR, STEARNS & CO. INC.

               The date of this Supplement is December 29, 2003.

4.  DECREMENT TABLES

     a. The Decrement Table on page S-33 of the Prospectus Supplement for the Class A-7 and Class A-8 Certificates is renamed the Decrement Table for the Class A-7 Certificates.

     b. The following tables are inserted as the Decrement Tables for the Class A-8 and Class A-11 Certificates:

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                                              CLASS A-8                          CLASS A-11
                                                            PERCENTAGE OF                      PERCENTAGE OF
                                                      THE PREPAYMENT ASSUMPTION          THE PREPAYMENT ASSUMPTION
                                                   --------------------------------   --------------------------------
DISTRIBUTION DATE                                   0%    50%    100%   150%   200%    0%    50%    100%   150%   200%
-----------------                                  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial..........................................   100    100   100    100    100     100    100    100   100    100
December 2004....................................   100    100   100      0      0     100    100    100     0      0
December 2005....................................   100    100   100      0      0     100    100    100     0      0
December 2006....................................   100    100   100      0      0     100    100    100     0      0
December 2007....................................   100    100   100      0      0     100    100    100     0      0
December 2008....................................   100    100    95      0      0     100    100    100     0      0
December 2009....................................   100    100    67      0      0     100    100    100     0      0
December 2010....................................   100    100    38      0      0     100    100    100     0      0
December 2011....................................   100    100     6      0      0     100    100    100     0      0
December 2012....................................   100    100     0      0      0     100    100     88     0      0
December 2013....................................   100    100     0      0      0     100    100     75     0      0
December 2014....................................   100    100     0      0      0     100    100     63     0      0
December 2015....................................   100    100     0      0      0     100    100     54     0      0
December 2016....................................   100    100     0      0      0     100    100     47     0      0
December 2017....................................   100    100     0      0      0     100    100     40     0      0
December 2018....................................   100    100     0      0      0     100    100     35     0      0
December 2019....................................   100    100     0      0      0     100    100     28     0      0
December 2020....................................   100    100     0      0      0     100    100     22     0      0
December 2021....................................   100    100     0      0      0     100    100     17     0      0
December 2022....................................   100    100     0      0      0     100    100     13     0      0
December 2023....................................   100     98     0      0      0     100    100     10     0      0
December 2024....................................   100     53     0      0      0     100    100      7     0      0
December 2025....................................   100     12     0      0      0     100    100      6     0      0
December 2026....................................   100      0     0      0      0     100     86      4     0      0
December 2027....................................   100      0     0      0      0     100     68      3     0      0
December 2028....................................   100      0     0      0      0     100     52      2     0      0
December 2029....................................   100      0     0      0      0     100     38      1     0      0
December 2030....................................   100      0     0      0      0     100     25      1     0      0
December 2031....................................   100      0     0      0      0     100     14      0     0      0
December 2032....................................     0      0     0      0      0      81      4      0     0      0
December 2033....................................     0      0     0      0      0       0      0      0     0      0
Weighted Average Life (in years)**...............  28.8   21.1   6.6    0.4    0.2    29.2   25.4   13.7   0.7    0.4

---------------

*  Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.